Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1, as amended, of Qualis Innovations, Inc. (the “Company”) to be filed on or about May 17, 2022, of our report dated January 14, 2022, except for those items affected by the restatement discussed in Note 11, which are dated April 19, 2022, with respect to our audit of the Company’s consolidated financial statements as of December 31, 2020 and December 31, 2019 and for the year ended December 31, 2020 and period from August 9, 2019 (date of inception) to December 31, 2019. Our report includes explanatory paragraphs about the existence of substantial doubt about the Company’s ability to continue as a going concern and restatement of previously issued financial statements.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Paris, Kreit & Chiu CPA LLP

Paris, Kreit & Chiu CPA LLP

(formerly Benjamin & Ko)

New York, NY

May 17, 2022